Exhibit 99.1
Fastly Announces Repurchase of 0% Convertible Senior Notes Due 2026

SAN FRANCISCO, May 10, 2023 -- Fastly, Inc. (NYSE: FSLY), one of the world’s fastest edge cloud platforms, today announced that it has entered into separate, privately negotiated transactions (the “Agreements”) with certain holders of its outstanding 0% Convertible Senior Notes due 2026 (the “Notes”) to repurchase (the “Repurchases”) approximately $236.4 million aggregate principal amount of the Notes for an aggregate cash repurchase price of approximately $195.0 million. The final aggregate cash repurchase price will be determined based on the sum of (i) approximately $195.0 million based on Fastly’s May 5, 2023 closing stock price of $11.78 per share of Class A common stock (the “common stock”) and (ii) an amount (which may be positive or negative) based in part on the daily volume-weighted average price per share of the common stock during a one-trading day pricing period following the execution of the Agreements. The actual amount of cash paid in the Repurchases could vary from the estimated aggregate repurchase price depending on changes in the trading price of the common stock during the measurement period. The Repurchases are expected to close on May 15, 2023, subject to customary closing conditions. Following the closing of the Repurchases, Fastly intends to cancel the repurchased Notes and, after such cancellation of repurchased Notes, approximately $477.4 million aggregate principal amounts of Notes will remain outstanding. The Repurchases could affect the market price of the common stock.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
About Fastly
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver the fastest online experiences possible, while improving site performance, enhancing security, and empowering innovation at global scale. With world-class support that achieves 95%+ average annual customer satisfaction ratings, Fastly’s beloved suite of edge compute, delivery, and security offerings has been recognized as a leader by industry analysts such as IDC, Forrester and Gartner. Compared to legacy providers, Fastly’s powerful and modern network architecture is one of the fastest on the planet, empowering developers to deliver secure websites and apps at global scale with rapid time-to-market and industry-leading cost savings. Thousands of the world’s most prominent organizations trust Fastly to help them upgrade the internet experience, including Reddit, Pinterest, Stripe, Neiman Marcus, The New York Times, Epic Games, and GitHub. Learn more about Fastly at https://www.fastly.com/, and follow us @fastly.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements related to the amount of Notes to be repurchased, the ability to complete the Repurchases on the timeline described herein or at all, the ultimate cash purchase price for the Repurchases, and the impact of the Repurchases on the market price of the common stock.  Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: changes in the price of the common stock and changes in the convertible note and other capital markets. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including without limitation Fastly’s Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Investor Contact:
Vernon Essi, Jr.
ir@fastly.com

Media Contact:
press@fastly.com

Source: Fastly, Inc.